Exhibit 10.3

AMENDMENT TO OFFER LETTER OF EMPLOYMENT

THIS AMENDMENT TO OFFER LETTER OF EMPLOYMENT (this “Amendment”), dated as of ______________, 2018 (the “Amendment Date”), is entered into by and between Cascadian Therapeutics, Inc. (the “Company”) and Scott Myers (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Offer Letter of Employment, made effective as of April 4, 2016 (the “Agreement”), pursuant to which Executive is currently employed by Company; and

WHEREAS, the Company and Executive each desire to amend the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Amendment, the parties hereto hereby amend the Agreement as follows, effective as of the date hereof, in the following particulars:

1.     A new Section 9 is hereby added to the Agreement and the remaining sections are renumbered accordingly:

“9. Tax Preparation. If you are deemed a Disqualified Individual, as such term is defined in Section 280G of the Code, with respect to a Change in Control of the Company, the Company will pay a tax preparer of your choosing for three (3) tax years of tax preparation services following the Change in Control.”

2.     In all other respects, the provisions of the Agreement are hereby ratified and confirmed, and they shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day first above written.

CASCADIAN THERAPEUTICS, INC.	EXECUTIVE

By:
Its:	Scott Myers